UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33061	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

Cash Bonus Payments for the Second Half of Fiscal Year 2009.

On March 16, 2009, at a meeting of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Wind River Systems, Inc. (the “Company”), the Compensation Committee approved cash bonuses for the following executive officers of the Company, as well as for other officers and employees of the Company, for the second half of the fiscal year ended January 31, 2009 (“FY09”). These bonuses were awarded at 85% of the semi-annual FY09 bonus targets for each executive officer.

Name	Title	Award Second Half of FY09
Kenneth R. Klein	Chairman of the Board, President and Chief Executive Officer	$233,750
Ian R. Halifax	Senior Vice President Finance and Administration, Chief Financial Officer and Secretary	$85,000
John J. Bruggeman	Chief Marketing Officer	$66,938
Scot K. Morrison	Senior Vice President and General Manager, VxWorks Division	$66,938

In determining such bonuses, the Compensation Committee exercised its discretion to award bonuses to these executives after considering the changes to its business and the macroeconomic environment since the time that the Compensation Committee had approved the Company’s Worldwide Incentive Compensation Program (“ICP”) in March 2008 and the Company performance measures for the second half of FY09 in August 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2009	WIND RIVER SYSTEMS, INC.

	By:	/s/ Ian Halifax
Ian Halifax, Senior Vice President Finance and Administration, Chief Financial Officer and Secretary